Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Meritor, Inc., an Indiana corporation (the “Company”), hereby constitute APRIL MILLER BOISE my true and lawful attorney with full power to sign for me, and in my name and in the capacity or capacities indicated below, one or more Registration Statements on Form S-8 registering under the Securities Act of 1933, as amended, securities to be sold under the Meritor, Inc. 2010 Long-Term Incentive Plan, as amended, and any and all amendments (including post-effective amendments) and supplements to such Registration Statements.

Signature	Title	Date

/s/ Jeffrey A. Craig	Chief Executive Officer and	January 26, 2017
Jeffrey A. Craig	President (principal executive
officer) and Director

/s/ Kevin Nowlan	Senior Vice President and	January 26, 2017
Kevin Nowlan	Chief Financial Officer
(principal financial officer)

/s/ Paul Bialy	Vice President and	January 26, 2017
Paul Bialy	Controller
(principal accounting officer)

/s/ William R. Newlin	Chairman of the Board	January 26, 2017
William R. Newlin

/s/ Jan A. Bertsch	Director	January 26, 2017
Jan A. Bertsch

/s/ Rhonda L. Brooks	Director	January 26, 2017
Rhonda L. Brooks

/s/ Ivor J. Evans	Director	January 26, 2017
Ivor J. Evans

/s/ William J. Lyons	Director	January 26, 2017
William J. Lyons

/s/ Thomas L. Pajonas	Director	January 26, 2017
Thomas L. Pajonas

/s/ Lloyd G. Trotter	Director	January 26, 2017
Lloyd G. Trotter